UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 17, 2015
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015 the Board of Directors of NIKE, Inc. (the "Company") approved an amendment, as described below, to the Company's Executive Performance Sharing Plan (the "Plan"), subject to approval by the Company's shareholders of the amendment at the Company's 2015 Annual Meeting of Shareholders held on September 17, 2015 (the "2015 Annual Meeting"). The Plan provides that it will terminate at the first shareholder meeting that occurs in the fifth fiscal year after the Company's shareholders last approved the Plan. Accordingly, the shareholder re-approval of the Plan at the 2015 Annual Meeting was required to extend the Plan for an additional five years until the fiscal 2020 annual meeting of shareholders. The re-approval and amendment were approved by the requisite vote of the Company's shareholders at the 2015 Annual Meeting and became effective as of September 17, 2015.

The Plan amendment changed the class of eligible participants under the Plan to executive officers as defined by the general periodic reporting requirement of the Securities Exchange Act of 1934, instead of all corporate officers, and increased the maximum cash bonus opportunity for an eligible participant in any year from $5 million to $10 million. A copy of the Plan, as amended, is filed as Exhibit 10.1 hereto.

Amendment of Stock Incentive Plan

On June 18, 2015, the Board of Directors of the Company approved amendments, as described below, to the Company's Stock Incentive Plan (the "Stock Incentive Plan"), subject to the approval by the Company's shareholders of the amendments at the 2015 Annual Meeting.  The amendments were approved by the requisite vote of the Company's shareholders at the 2015 Annual Meeting and became effective as of September 17, 2015. Under the Stock Incentive Plan amendments, an additional 33,000,000 shares of Class B Common Stock were reserved for issuance under the Stock Incentive Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 326,000,000 to 359,000,000 shares.  The amendments include an increase in individual award limits for purposes of Section 162(m) of the Code. Also under the Stock Incentive Plan amendments, the Stock Incentive Plan limits the amount of equity awards that may be granted to any employee director in any fiscal year and extended the term of the Stock Incentive Plan to September 17, 2025.  Additionally, the Board of Directors approved a number of amendments to the Stock Incentive Plan that did not require shareholder approval under either the terms of the Stock Incentive Plan or applicable rules.  These amendments generally included (a) imposing minimum one-year vesting requirements with certain limitations, (b) extending the prohibition on repricing stock options without shareholder approval to include Stock appreciation rights, (c) expanding the types of events for which adjustments will be made in the event of changes in capital structure, (d) expanding the scope of the Company's clawback policy, and (e) certain clarifying, administrative and technical changes. The above description of the amendments to the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, which is filed as Exhibit 10.2 hereto.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Thursday, September 17, 2015, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	177,457,764	—	—
John G. Connors	177,457,764	—	—
Timothy D. Cook	177,457,764	—	—
John J. Donahoe II	177,457,764
Philip H. Knight	177,457,764	—	—
Travis A. Knight	177,457,764
Mark G. Parker	177,457,764	—	—
Johnathan A. Rodgers	177,457,764	—	—
John R. Thompson, Jr.	177,457,764	—	—

Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	515,736,112	12,973,435	63,788,227
John C. Lechleiter	516,763,972	11,945,575	63,788,227
Michelle A. Peluso	527,018,519	1,691,028	63,788,227
Phyllis M. Wise	526,669,168	2,040,380	63,788,227

 Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
627,697,867	75,861,861	2,607,584	63,788,227

Proposal 3 - Amendment to Articles of Incorporation to Increase Shares

Class A Common Stock:

For	Against	Abstain	Broker Non-Votes
177,457,764	-	-	-

Class B Common Stock:

For	Against	Abstain	Broker Non-Votes
504,413,851	85,339,087	2,744,838	-

Proposal 4 - Re-approve the Executive Performance Sharing Plan as amended

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
695,022,561	9,233,155	1,911,596	63,788,227

Proposal 5 - Approval of Amended and Restated Stock Incentive Plan

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
666,771,739	37,555,166	1,840,408	63,788,227

Proposal 6 - Shareholder Proposal Regarding Political Contributions Disclosure

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
175,268,809	469,638,047	61,260,411	63,788,227

Proposal 7 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2016.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
764,970,022	2,904,017	2,081,500	-

Item 9.01 - Financial Statements and Exhibits.

(d)    Exhibits

10.1    NIKE, Inc. Executive Performance Sharing Plan

10.2    NIKE, Inc. Stock Incentive Plan
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 23, 2015	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer